Exhibit 21
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                         Subsidiaries of the Registrant



Subsidiary                                              State of Incorporation               Ownership

Magellan Petroleum Australia Limited                Queensland, Queensland,.Australia          52.44%

Magellan Petroleum Australia Limited owns the following subsidiaries directly or indirectly:

Magellan Petroleum (N.T.) Pty. Ltd.                     Queensland, Australia                  100%
Paroo Petroleum Pty. Ltd.                               Queensland, Australia                  100%
Paroo Petroleum (Holdings), Inc.                        Delaware, U.S.A.                       100%
Paroo Petroleum (USA), Inc.                             Delaware, U.S.A.                       100%
Magellan Petroleum (W.A.) Pty. Ltd.                     Queensland, Australia                  100%
Magellan Petroleum (Belize) Limited                     Belize, C.A.                           100%
Magellan Petroleum (Eastern) Pty. Ltd.                  Queensland, Australia                  100%
Magellan Petroleum (Southern) Pty. Ltd.                 Queensland, Australia                  100%
Magellan Petroleum (NZ)Limited                          New Zealand                            100%
Magellan Petroleum (Ventures)Pty Ltd.                   Queensland, Australia                  100%
Jarl Pty. Ltd                                           Queensland, Australia                  100%